EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Jones and Joseph T. Green, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 6.0 million shares of Common Stock, par value $0.01 per share of TCF Financial Corporation under the TCF Employees Stock Purchase Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of April 22, 2015, by the following persons:

/s/ William A. Cooper
William A. Cooper, Director, Chairman and Chief Executive Officer

/s/ Craig R. Dahl
Craig R. Dahl, Director, Vice Chairman and President

/s/ Thomas F. Jasper
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President

/s/ Peter Bell                    /s/ Richard H. King
Peter Bell, Director                Richard H. King, Director

/s/ William F. Bieber                /s/ Vance K. Opperman
William F. Bieber, Director            Vance K. Opperman, Lead Director

/s/ Theodore J. Bigos                /s/ James M. Ramstad
Theodore J. Bigos, Director             James M. Ramstad, Director

/s/ Thomas A. Cusick                /s/ Roger J. Sit
Thomas A. Cusick, Director            Roger J. Sit, Director

/s/ Karen L. Grandstrand                /s/ Barry N. Winslow
Karen L. Grandstrand, Director            Barry N. Winslow, Director

/s/ George G. Johnson                /s/ Richard A. Zona
George G. Johnson, Director            Richard A. Zona, Director